______________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 3, 1999



                            BANKBOSTON CORPORATION
            (Exact name of registrant as specified in its charter)



Massachusetts                           1-6522                04-2471221
(State or other jurisdiction            (Commission           (IRS Employer
  of incorporation)                     File Number)        Identification No.)


100 Federal Street, Boston, Massachusetts                          02110
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (617) 434-2200


______________________________________________________________________________
______________________________________________________________________________

Item 5.  Other Events.

BankBoston Corporation ("the Corporation") has filed a shelf registration statement on Form S-3 (Registration No. 333-67383) (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), covering one or more proposed issuances of (i) debt securities and warrants to purchase debt securities, (ii) shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts, and warrants to purchase shares of preferred stock and (iii) shares of common stock and warrants to purchase shares of common stock. The Registration Statement, as amended by Pre-Effective Amendment No. I thereto, was declared effective by the Securities and Exchange Commission (the "Commission") on February 2, 1999. On February 10, 1999, the Corporation filed a Prospectus Supplement with the Commission pursuant to Rule 424(b)(2) under the Act in connection with the establishment of a program to offer up to $1 billion aggregate initial offering price of its senior and subordinated Medium-Term Notes (the "Notes"). The Notes, which may be offered from time to time, will be issued under the above Registration Statement and will be due nine months or more from the date of issue. By filing this Current Report on Form 8-K, the Corporation is incorporating by reference into the above-referenced Registration Statement the information contained herein relating to the Notes.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

1 Distribution Agreement, dated February 3, 1999, among the Corporation and Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. relating to the Notes.

4(a)   Form of global certificate representing the senior fixed rate Notes.

4(b)   Form of global certificate representing the senior floating rate Notes.

4(c)   Form of global certificate representing the subordinated fixed rate
       Notes.

4(d)   Form of global certificate representing the subordinated floating rate
       Notes.

                                  SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BANKBOSTON CORPORATION


Dated: February 17, 1999                /s/ Gary A. Spiess
                                        ----------------------------
                                        Gary A. Spiess
                                        Executive Vice President,
                                        General Counsel and Clerk